As filed with the Securities and Exchange Commission on August 29, 2000
                                               Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                  MINNESOTA MINING AND MANUFACTURING COMPANY
             (Exact name of Registrant as specified in its charter)

                   Delaware                              41-0417775
            (State of incorporation)             (I.R.S. Employer I.D. No.)
                                   3M Center
                             St. Paul, Minnesota 55144
                                  (651) 733-1528
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       1997 MANAGEMENT STOCK OWNERSHIP PROGRAM of
                       MINNESOTA MINING AND MANUFACTURING COMPANY
                                (Full title of the plan)

                              Roger P. Smith, Secretary
                       Minnesota Mining and Manufacturing Company
                                       3M Center
                                St. Paul, Minnesota 55144
                              Telephone: (651) 733-1528
            (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
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                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of       Amount        Proposed        Proposed            Amount
Securities     to be         Maximum         Maximum             of
to be          Registered    Offering        Aggregate           Registration
Registered       (1)         Price/share (2) Offering Price      Fee
-----------------------------------------------------------------------------
Common,        15,000,000    $95.1875        $1,427,812,500      $376,942.50
Stock, $0.01   shares
par value/
share
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(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the average of the high and low prices of the common stock on August 24, 2000, as reported on the New York Stock Exchange Composite Tape.

This registration statement will become effective immediately upon filing pursuant to Rule 462 of the Securities and Exchange Commission.

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 Management Stock Ownership Program.
In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-30689, are incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 5, which have been updated.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000.

     (c) The Registrant's Current Reports on Form 8-K filed on May 16, 2000 and July 27, 2000.

     (d) The Registrant's Current Reports on Form 8-K filed on November 20, 1996 and on July 27, 2000 pertaining to the Company's bylaws and certificate of incorporation, respectively.

     (e) The description of the Registrant's common stock contained in the Registrant's registration statement on Form S-3 (file number 333-42660) filed on July 31, 2000 as amended on August 18, 2000.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel.

     Certain legal matters in connection with the shares of common stock to which this Registration Statement relates have been passed upon by Gregg M. Larson, our Assistant General Counsel. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.

Item 8.  Exhibits.

The exhibits filed as part of this Registration Statement are listed in the Index of Exhibits.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on the 29th day of August, 2000.

            MINNESOTA MINING AND MANUFACTURING COMPANY

            By /s/ ROBERT J. BURGSTAHLER
                   Robert J. Burgstahler, Vice President and
                                          Chief Financial Officer

            By /s/ ROGER P. SMITH
                   Roger P. Smith, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                               DATE


/s/ LIVIO D. DESIMONE       Chairman of the Board and        August 29, 2000
                            Chief Executive Officer
-----------------------------
Livio D. DeSimone

/s/ RONALD O. BAUKOL        Director                         August 29, 2000
-----------------------------
Ronald O. Baukol

/s/ EDWARD A. BRENNAN       Director                         August 29, 2000
-----------------------------
Edward A. Brennan

/s/ AULANA L. PETERS        Director                         August 29, 2000
-----------------------------
Aulana L. Peters

/s/ ROZANNE L. RIDGWAY      Director                         August 29, 2000
-----------------------------
Rozanne L. Ridgway

/s/ FRANK SHRONTZ           Director                         August 29, 2000
-----------------------------
Frank Shrontz

/s/ F. ALAN SMITH           Director                         August 29, 2000
-----------------------------
F. Alan Smith

/s/ LOUIS W. SULLIVAN       Director                         August 29, 2000
-----------------------------
Louis W. Sullivan

     Roger P. Smith, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other persons named, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Principal Financial and Accounting Officer of the Company.


                                    /s/ ROGER P. SMITH
                                        Roger P. Smith, Attorney-in-Fact


INDEX OF EXHIBITS

Exhibit       Description
Number
     5.       Opinion of Counsel re Legality
     15.      Awareness Letter of PricewaterhouseCoopers L.L.P. (regarding interim financial information).
     23.1     Consent of Counsel included in Exhibit 5
     23.2     Consent of PricewaterhouseCoopers LLP
     24.      Power of attorney